UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 14, 2025, Interactive Strength Inc. (the “Company”) issued a total of 1,250,000 shares (the “LTI Shares”) of the Company’s Series LTI Convertible Preferred Stock (the “LTI Preferred Stock”) to the Company’s executive officers and members of the Board of Directors (the “Board”) of the Company. The issuance of the LTI Shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer and President Appointment

On June 14, 2025, the Board appointed Benjamin Bartlett as the Company’s Chief Operating Officer and President.

Benjamin Bartlett, age 37, Chief Operating Officer and President

Benjamin Bartlett is the Company’s co-founder and served as its President from October 2019 to January 2023 and Special Advisor from February 2023 to June 2025. Prior to being one of the founders of the Company, Mr. Bartlett served as a principal and private equity investor at Lincolnshire Management, Inc., a New York City-based investment manager, from March 2013 to October 2019. During his time at Lincolnshire Management, Mr. Bartlett served as a director on several boards, including Holley Performance Products from 2013 to 2018. Mr. Bartlett holds a Bachelor of Arts degree in Economics from Washington and Lee University and a Master of Business Administration degree from Columbia University.

The Board believes that Mr. Bartlett’s scholarship and experience makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Bartlett does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Bartlett reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

As compensation for his services as Chief Operating Officer and President, Mr. Bartlett shall receive an annual salary of $350,000 (the “Base Salary”). As additional compensation, Mr. Bartlett shall have the opportunity to earn a performance-based bonus of up to 50% of the Base Salary, in accordance with the annual performance bonus plan established by the Company from time to time.

Issuance of LTI Preferred Stock to Executive Officers

On June 14, 2025, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the issuance of shares of LTI Preferred Stock to the following executive officers:

Trent Ward, Chief Executive Officer of the Company (and a member of the Board), received 500,000 shares of LTI Preferred Stock.

Michael Madigan, Chief Financial Officer of the Company, received 200,000 shares of LTI Preferred Stock.

Deepak Mulchandani, Chief Technology Officer of the Company (and a member of the Board), received 200,000 shares of LTI Preferred Stock. Benjamin Bartlett, President and Chief Operating Officer of the Company, received 200,000 shares of LTI Preferred Stock.

New Compensatory Arrangements with the Company’s Executive Officers

On June 14, 2025, the Company entered into new compensatory arrangements with each of Messrs. Ward, Madigan, and Mulchandani.

Mr. Ward’s new annual salary is $450,000 and he shall have the opportunity to earn a performance-based bonus of up to 75% of his annual salary, in accordance with the annual performance bonus plan established by the Company from time to time.

Mr. Madigan’s new annual salary is $350,000 and he shall have the opportunity to earn a performance-based bonus of up to 50% of his annual salary, in accordance with the annual performance bonus plan established by the Company from time to time.

Mr. Mulchandani’s new annual salary is $375,000 and he shall have the opportunity to earn a performance-based bonus of up to 50% of his annual salary, in accordance with the annual performance bonus plan established by the Company from time to time.

Item 8.01 Other Events.

In connection with the issuance of LTI Preferred Stock to the Company’s executive officers as disclosed in Item 5.02, on June 14, 2025, the Compensation Committee approved the issuance of 50,000 shares of LTI Preferred Stock to each of the following non-employee directors of the Company: Aaron Weaver, Kirsten Touw, and Dave Leis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	June 20, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)